EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-117738 and No. 333-31762) of Merck & Co., Inc. of our report dated June 26, 2006 relating to the financial statements of Merial 401(k) Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
June 28, 2006